Press Release

Spirit Realty Capital, Inc. Announces
Second Quarter 2017 Financial and Operating Results

Dallas, TX - August 3, 2017 - Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a premier net lease real estate investment trust (REIT) that primarily invests in single-tenant, operationally essential real estate, today released its financial and operating results for the three and six months ended June 30, 2017.
SECOND QUARTER 2017 HIGHLIGHTS

•	Generated Net Income of $0.05 per share and AFFO of $0.21 per share, including $4.2 million in cash severance charges.

•	Acquired nine properties for $92.8 million.

•	Disposed of 48 properties for $109.6 million, including 15 vacant and non-income producing properties for $11.7 million and five properties leased to Shopko for $25.5 million.

•	Completed authorized $200 million share repurchase program at a weighted average price of $7.59 per share and reduced pre-buy back share count by 5.4%.

•	Engaged financial advisers Morgan Stanley, Moelis and Company and legal adviser Latham & Watkins LLP to advise on capital structure, asset optimization and validation of Path Forward plan.
CEO COMMENTS
“We are pleased with the results of the second quarter, which demonstrate the continued strength of our diverse net-lease portfolio of assets, and the many operational improvements put into place earlier this year," stated Jackson Hsieh, President and Chief Executive Officer of Spirit. "Additionally, we enhanced our financial and portfolio disclosure, repurchased shares, continued to optimize our portfolio and maintained balance sheet strength.”

FINANCIAL RESULTS
Total revenues were $168.6 million for the three months ended June 30, 2017, compared to $171.7 million for the same period a year ago. Total revenues were $334.1 million for the six months ended June 30, 2017, compared to $340.1 million for the same period a year ago.
Net income attributable to common stockholders was $23.2 million, or $0.05 per diluted share, for the three months ended June 30, 2017, compared to $46.0 million, or $0.10 per diluted share, for the same period a year ago. Net income attributable to common stockholders was $36.0 million, or $0.07 per diluted share, for the six months ended June 30, 2017, compared to $69.1 million, or $0.15 per diluted share, for the same period a year ago.
FFO per diluted share was $0.18 and $0.24 for the three months ended June 30, 2017 and 2016, respectively. FFO per diluted share was $0.38 and $0.44 for the six months ended June 30, 2017 and 2016, respectively.
AFFO was $99.1 million, including $4.2 million in cash severance charges, for the three months ended June 30, 2017, compared to $104.4 million for the same period a year ago. AFFO per diluted share was $0.21 for the three months ended June 30, 2017, compared to $0.22 for the same period a year ago. AFFO was $197.2 million for the six months ended June 30, 2017, compared to $202.2 million for the same period a year ago. AFFO per diluted share was $0.41 for the six months ended June 30, 2017, compared to $0.44 for the same period a year ago.
Declared a quarterly cash dividend of $0.18 per share, which equates to an annualized cash dividend of $0.72 per share. The quarterly dividend was paid on July 14, 2017 to stockholders of record as of June 30, 2017.
SECOND QUARTER PORTFOLIO HIGHLIGHTS
During the three months ended June 30, 2017, Spirit invested $92.8 million in nine properties, including revenue producing capital expenditures. These investments comprise seven transactions, earn an initial weighted average cash yield of approximately 6.98% and have an average lease term of 12.9 years. Of the $92.8 million invested, 96.5% represent transactions with existing customers and are leased to seven different tenants in five different industries.
During the three months ended June 30, 2017, the Company sold 48 properties for $109.6 million in gross proceeds, including the sale of 33 income producing properties for $97.9 million, with a weighted average capitalization rate of 7.14%. The remaining 15 properties were vacant and non-income producing properties and were sold for $11.7 million.
During the three months ended June 30, 2017, Spirit continued to reduce the concentration of its largest tenant, Shopko. As of June 30, 2017, Spirit had reduced its Shopko concentration to 7.9% of Contractual Rent. During the three months ended June 30, 2017, the Company sold five revenue-producing Shopko properties for $25.5 million in gross proceeds.
As of June 30, 2017, Spirit's diversified real estate portfolio remained essentially fully occupied at 97.9% and was comprised of 2,475 owned properties, which had a weighted average remaining lease term of 10.3 years, of which 53 were vacant. During the second quarter, Spirit renewed six of eight expiring leases, recapturing 94.7% of the expiring rent.
FIRST HALF PORTFOLIO HIGHLIGHTS
During the six months ended June 30, 2017, Spirit invested $240.8 million in 35 properties, including revenue producing capital expenditures. These investments include 22 transactions, earn an initial weighted average cash yield of approximately 7.08% and have an average lease term of 13.7 years. Of the $240.8 million invested, 79.9% represent transactions with existing customers and are leased to 17 different tenants in 13 different industries.

During the six months ended June 30, 2017, the Company sold 105 properties for $282.2 million in gross proceeds, including the sale of 51 income producing properties for $190.6 million, with a weighted average capitalization rate of 7.50%. The remaining 54 properties were vacant and non-income producing properties and were sold for $91.6 million.
During the six months ended June 30, 2017, Spirit continued to reduce the concentration of its largest tenant, Shopko. As of June 30, 2017, Spirit had reduced its Shopko concentration to 7.9% of Contractual Rent. During the six months ended June 30, 2017, the Company sold eight revenue-producing Shopko properties for $46.5 million in gross proceeds.
During the six months ended June 30, 2017, Spirit renewed 21 of 25 expiring leases, recapturing 98.7% of the expiring rent.
BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•
Adjusted Debt to Annualized Adjusted EBITDA was 7.1x as of June 30, 2017, compared to 6.0x at June 30, 2016. Adjusted Debt to Annualized Adjusted EBITDA, excluding severance costs, was 6.6x as of June 30, 2017.

•	Unencumbered assets totaled $4.9 billion at June 30, 2017, compared to $4.2 billion at June 30, 2016, representing approximately 60% and 50% of Spirit's total real estate investments, respectively.

•	As of August 3, 2017, Spirit had approximately $10 million in cash and cash equivalents on its balance sheet and had drawn $420 million under its $800 million unsecured line of credit.

•	As of August 3, 2017, Spirit had additional funds available for acquisitions of approximately $52 million in its 1031 Exchange and Spirit Master Trust Program release accounts.
Definitions for FFO and AFFO (as well as a reconciliation of these measures to net income attributable to common stockholders) and certain other defined terms can be found in the supplemental financial and operating report posted on Spirit's website along with this release.
SHARE REPURCHASE PROGRAM
In February 2016, Spirit's Board of Directors authorized a share repurchase program, under which the Company was authorized to repurchase up to $200 million of its outstanding common stock. As of August 3, 2017, the Company has repurchased 26.3 million shares of its outstanding common stock, at a weighted average price of $7.59 per share, equivalent to the $200 million authorized.
2017 GUIDANCE
The Company maintains its 2017 AFFO guidance range, from $0.80 to $0.84 per share, as updated in the first quarter of 2017.
The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains on debt extinguishment, impairments and other items that are outside the control of the Company.

EARNINGS WEBCAST AND CONFERENCE CALL TIME
The Company's second quarter 2017 earnings conference call is scheduled for Thursday, August 3, 2017 at 5:00 p.m. Eastern Time. Interested parties can listen to the call via the following:

Internet:
The webcast link, as well as the dial-in information and other pertinent details relating to the earnings conference call can be located on the investor relations page of the Company's website at www.spiritrealty.com.

Phone:	(888) 349-0136 (Domestic) / (412) 542-4152 (International) / (855) 669-9657 (Canada)
No access code required.

Replay:	Available through August 17, 2017 with access code 10109397
(877) 344-7529 (Domestic) / (412) 317-0088 (International) / (855) 669-9658 (Canada)
SUPPLEMENTAL PACKAGES
A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.
ABOUT SPIRIT REALTY
Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk adjusted returns and steady dividend growth for our shareholders.
As of June 30, 2017, our diversified portfolio was comprised of 2,549 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 51 million square feet, are leased to approximately 432 tenants across 49 states and 30 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.
INVESTOR CONTACT
Investor Relations
(972) 476-1403
InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants' financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit's proposed spin-off of properties leased to Shopko and assets that collateralize Master Trust 2014 and the impact of the spin-off on Spirit's business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations page of our website.

SPIRIT REALTY CAPITAL, INC.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rentals	$160,487	$160,506	$319,707	$322,325
Interest income on loans receivable	874	1,625	1,766	3,284
Earned income from direct financing leases	518	698	1,130	1,422
Tenant reimbursement income	4,480	3,200	8,445	7,024
Other income	2,276	5,697	3,009	6,028
Total revenues	168,635	171,726	334,057	340,083
Expenses:
General and administrative (1)	22,862	13,850	36,280	25,499
Restructuring charges	—	1,813	—	2,462
Transaction costs	485	—	485	—
Property costs	9,632	6,611	18,683	13,938
Real estate acquisition costs	424	979	577	1,036
Interest	46,826	49,172	93,449	102,189
Depreciation and amortization	64,220	64,263	129,214	128,927
Impairments	15,996	13,371	50,372	25,989
Total expenses	160,445	150,059	329,060	300,040
Income before other income/(expense) and income tax expense	8,190	21,667	4,997	40,043
Other income (expense):
Gain (loss) on debt extinguishment	8	14,016	(22)	8,675
Total other income (expense)	8	14,016	(22)	8,675
Income before income tax expense	8,198	35,683	4,975	48,718
Income tax expense	(265)	(839)	(430)	(920)
Income before gain on disposition of assets	7,933	34,844	4,545	47,798
Gain on disposition of assets	15,273	11,115	31,490	21,261
Net income attributable to common stockholders	$23,206	$45,959	$36,035	$69,059

Net income per share attributable to common stockholders—basic	$0.05	$0.10	$0.07	$0.15
Net income per share attributable to common stockholders—diluted	$0.05	$0.10	$0.07	$0.15

Weighted average shares of common stock outstanding:
Basic	479,102,268	473,161,125	480,845,051	457,263,526
Diluted	479,102,268	473,164,386	480,845,622	457,267,015
Dividends declared per common share issued	$0.1800	$0.1750	$0.3600	$0.3500
(1) 2017 balances include $11.1 million in severance related costs.

SPIRIT REALTY CAPITAL, INC.
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	June 30, 2017	December 31, 2016

Assets
Investments:
Real estate investments:
Land and improvements	$2,652,512	$2,704,010
Buildings and improvements	4,748,049	4,775,221
Total real estate investments	7,400,561	7,479,231
Less: accumulated depreciation	(1,001,057)	(940,005)
	6,399,504	6,539,226
Loans receivable, net	66,415	66,578
Intangible lease assets, net	457,580	470,276
Real estate assets under direct financing leases, net	27,373	36,005
Real estate assets held for sale, net	133,166	160,570
Net investments	7,084,038	7,272,655
Cash and cash equivalents	11,246	10,059
Deferred costs and other assets, net	169,699	140,917
Goodwill	254,340	254,340
Total assets	$7,519,323	$7,677,971
Liabilities and stockholders’ equity
Liabilities:
Revolving Credit Facility	$320,000	$86,000
Term Loan, net	418,880	418,471
Senior Unsecured Notes, net	295,135	295,112
Mortgages and notes payable, net	2,103,425	2,162,403
Convertible Notes, net	709,183	702,642
Total debt, net	3,846,623	3,664,628
Intangible lease liabilities, net	169,831	182,320
Accounts payable, accrued expenses and other liabilities	147,036	148,915
Total liabilities	4,163,490	3,995,863
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 750,000,000 shares authorized: 457,902,592 and 483,624,120 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	4,579	4,836
Capital in excess of par value	5,188,514	5,177,086
Accumulated deficit	(1,837,260)	(1,499,814)
Total stockholders’ equity	3,355,833	3,682,108
Total liabilities and stockholders’ equity	$7,519,323	$7,677,971

SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)
FFO and AFFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income attributable to common stockholders (1) (2)	$23,206	$45,959	$36,035	$69,059
Add/(less):
Portfolio depreciation and amortization	64,081	64,166	128,936	128,737
Portfolio impairments	15,996	13,371	50,372	26,309
Realized gains on sales of real estate	(15,273)	(11,115)	(31,490)	(21,261)
Total adjustments to net income	64,804	66,422	147,818	133,785

FFO	$88,010	$112,381	$183,853	$202,844
Add/(less):
(Gain) loss on debt extinguishment	(8)	(14,016)	22	(8,675)
Restructuring charges	—	1,813	—	2,462
Other costs included in general and administrative associated with headquarters relocation	—	1,129	—	1,941
Transaction costs	485	—	485	—
Real estate acquisition costs	424	979	577	1,036
Non-cash interest expense	5,665	3,010	11,127	5,966
Accrued interest and fees on defaulted loans	899	1,243	1,573	3,098
Swap termination costs (included in general and administrative)	—	1,724	—	1,724
Non-cash revenues, net	(5,523)	(5,367)	(11,914)	(11,954)
Non-cash compensation expense	9,194	1,485	11,438	3,790
Total adjustments to FFO	11,136	(8,000)	13,308	(612)

AFFO	$99,146	$104,381	$197,161	$202,232

Dividends declared to common stockholders	$82,422	$83,944	$169,544	$161,545
Dividends declared as a percent of AFFO	83%	80%	86%	80%
Net income per share of common stock
Basic (3)	$0.05	$0.10	$0.07	$0.15
Diluted (3)	$0.05	$0.10	$0.07	$0.15
FFO per share of common stock
Diluted (3)	$0.18	$0.24	$0.38	$0.44
AFFO per share of common stock
Diluted (3)	$0.21	$0.22	$0.41	$0.44
Weighted average shares of common stock outstanding:
Basic	479,102,268	473,161,125	480,845,051	457,263,526
Diluted	479,102,268	473,164,386	480,845,622	457,267,015
(1) Included in 2017 general and administrative costs is $11.1 million of severance related costs, comprising $4.2 million of cash compensation and $6.9 million of non-cash compensation related to the acceleration of restricted stock and performance share awards.
(2) For the three and six months ended June 30, 2016, Net Income Attributable to Common Stockholders includes compensation for lost rent received from the Haggen Holdings, LLC settlement for six rejected stores as follows (in millions):
Contractual rent from date of rejection through either sale date or June 30, 2016    $ 1.3
Three month of prepaid rent for the three stores subsequently sold         0.5
Total included in AFFO                        $ 1.8
(3) For the three months ended June 30, 2017 and 2016, dividends paid to unvested restricted stockholders of $0.2 million and $0.1 million, respectively, and for the six months ended June 30, 2017 and 2016, dividends paid to unvested restricted stockholders of $0.4 million and $0.2 million, respectively, are deducted from net income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.